UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2012
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DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-9819 (Commission File Number)	52-1549373 (IRS Employer Identification No.)

4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia (Address of principal executive offices)	23060-9245 (Zip Code)

Registrant's telephone number, including area code: (804) 217-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 6, 2012, Issued Holdings Capital Corporation (“IHCC”), a wholly-owned subsidiary of Dynex Capital, Inc. (the “Company”), entered into a Master Repurchase and Securities Contract (the “Repurchase Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”). The Repurchase Agreement will govern sales to, and repurchases from, Wells Fargo by IHCC from time to time of certain of IHCC's commercial mortgage-backed securities, including interest-only securities. Each transaction under the Repurchase Agreement will have its own specific terms, such as identification of the assets subject to the transaction, sale price, repurchase price and pricing rate. The sale price in a given transaction will be a specified percentage of the market value of the subject securities, as determined at the time of purchase. The repurchase price in a given transaction will be the sum of the purchase price, a “Price Differential” calculated in accordance with the terms of the Repurchase Agreement and any other amount due to Wells Fargo under the Repurchase Agreement at the time of repurchase of the security. The Repurchase Agreement provides for a two-year facility with an aggregate maximum borrowing capacity of $200 million and is set to mature on August 6, 2014, subject to early termination provisions contained in the Repurchase Agreement. The term of the Repurchase Agreement may be extended for a period not to exceed one year, subject to limitations on extension of the Repurchase Agreement provided therein.

In connection with the Repurchase Agreement, the Company entered into a guarantee agreement (the “Guarantee Agreement”) under which the Company has fully guaranteed all of IHCC's payment and performance obligations under the Repurchase Agreement.

The Repurchase Agreement and the Guarantee Agreement contain representations, warranties, covenants, events of default and indemnities that are customary for agreements of these types. The Guarantee Agreement also contains financial covenants that require the Company to maintain at all times:

(a)	a ratio of “Consolidated Indebtedness” to “Consolidated Net Worth” not greater than 9.0 to 1.0;

(b)	“Liquidity “of not less than $30 million; and

(c)
a Consolidated Net Worth of not less than the greatest of (i) $100 million, (ii) 75% of the Company's highest Consolidated Net Worth during the previous quarter and (iii) 65% of the Company's highest Consolidated Net Worth during the previous year, with all defined terms having the meaning given them in the Guarantee Agreement.

The foregoing description of the Repurchase Agreement and the Guarantee Agreement is qualified in its entirety by reference to the full text of the Repurchase Agreement and the Guarantee Agreement, which have been filed with this Current Report on Form 8-K as Exhibits 10.23 and 10.24, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, the content of which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.23	Master Repurchase and Securities Contract dated as of August 6, 2012 between Issued Holdings Capital Corporation, Dynex Capital, Inc. (as guarantor) and Wells Fargo Bank, National Association.
10.24	Guarantee Agreement dated as of August 6, 2012 by Dynex Capital, Inc. in favor of Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	August 8, 2012	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.23	Master Repurchase and Securities Contract dated as of August 6, 2012 between Issued Holdings Capital Corporation, Dynex Capital, Inc. (as guarantor) and Wells Fargo Bank, National Association.
10.24	Guarantee Agreement dated as of August 6, 2012 by Dynex Capital, Inc. in favor of Wells Fargo Bank, National Association.